Exhibit 21 - Subsidiaries of the Registrant



Subsidiaries                                         State of Incorporation
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Quad City Bank and Trust Company                             Iowa
Cedar Rapids Bank and Trust Company                          Iowa
Quad City Bancard, Inc.                                    Delaware
Quad City Holdings Capital Trust I                         Delaware
Allied Merchant Services, Inc.                             Delaware


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